EXHIBIT 10.16

                          EXCLUSIVE LICENSING AGREEMENT


     This Exclusive Licensing Agreement ("Agreement") is effective as of June 1, 2002, between Terra Block, Inc., a Florida corporation, with its principal place of business at 2875 S. Orange Avenue, Suite 500-1208, Orlando, Florida 32806 ("Licensor") and Terra Block Consolidated, Inc., a Nevada corporation with its principal place of business at 2637 Erie Avenue, Suite 207, Cincinnati, Ohio 45208, ("Licensee").

1.   GENERAL

     The Licensor holds rights to the Licensed Patent Rights described below.

     Licensee wishes to obtain the right to exploit the Licensed Patent Rights and Trade Secrets Materials and all existing license rights in a commercial setting.

     In consideration for the mutual promises, covenants, and agreements made below, the parties, intending to be legally bound, agree as follows:


2.   GRANT OF LICENSE

2.1 GRANT OF EXCLUSIVE  LICENSE AND OPTION.  The Licensor  hereby  grants to the
Licensee:

     (a) an exclusive license to make, have made, use and sell Licensed Products under the Licensed Patent Rights, Trade Secret Materials and all existing license rights in the Territory;

     (b) the exclusive right and authority to grant Sublicenses of the rights granted in Section 2.1(a) above, subject to the provisions of this Agreement;

     (c) the exclusive right and option to purchase the Licensed Patent Rights upon the terms and for the consideration set out in subsection (e) of this
Section 2.1;

     (d) the term "Sublicense" means any grant by Licensee of any rights to a sublicensee, under the terms of this Section 2.1. and "Territory" means anywhere in the world.

     (e) at any time during the term of this Agreement Licensee, and its assigns, shall have the exclusive right and option to purchase the Licensed Patent Rights and Trade Secret Materials and existing license rights for the total consideration of $10,000,000 payable as follows:


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          (i)  $5,000,000 in cash by bank or federal  reserve wire transfer upon delivery of good and marketable title to the Licensed Patent Rights, Trade Secrets, and existing license rights free and clear of any liens, claims, license agreements (except those granted under the terms of this agreement as noted hereinbefore); and

          (ii) the number of common voting shares of Licensee determined by dividing $5,000,000 on the date of delivery of title to the Licensed Patent Rights, Trade Secret Material and existing license rights by the Current Market Price per share. For the purpose of any computation under this subparagraph (ii) the Current Market Price per share of Common Stock at any date shall be deemed to be the average Sale Price for the thirty consecutive trading days commencing forty-five trading days before the day in question.

As used herein, "Sale Price" means the closing sales price of the Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System and if not so reported then as reported by the National Quotation Bureau Incorporated. In the absence of a Sale Price the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.


2.2 LICENSED PRODUCTS. The term "Licensed Products" means any product within the scope of any Valid Claim within the Licensed Patent Rights and any product made by any art, method or process within the scope of any Valid Claim within the Licensed Patent Rights, Trade secret materials and/or existing license rights. "Valid Claim" means an issued claim of any unexpired patent, or a claim of any pending patent application, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding. Notwithstanding the foregoing to the contrary, a claim of a pending patent application shall cease to be a valid claim if no patent has issued on such claim on or prior to the fifth (5th) anniversary of the date of filing such patent application (or in the case of a divisional or continuation application, the date of the filing of the earliest parent application); provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and covers such claim.

"Licensed Patent Rights" means (a) the patents and patent applications listed on Exhibit A attached hereto, and (b) all patents and patent applications which are divisions, continuations, continuations-in- part, reissues, renewals, re-examinations, counterparts, substitutions, or extensions of or to any patent applications or patents described in clause (a) of this sentence.


3.   TERM AND TERMINATION

3.1 TERM. The term of this Agreement will commence on the date stated above and will continue until terminated as provided below.

3.2 TERMINATION. This Agreement may be terminated by the Licensee at any time for any reason upon thirty (30) days prior notice to the Licensor. This Agreement may be terminated by the Licensor:

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3.2.1 Upon any material  breach of this  Agreement  by the Licensee  that is not remedied within thirty (30) days after the Licensee's receipt of notice of such breach;

3.2.2 If the Licensee files a petition in bankruptcy, is adjudicated as bankrupt, becomes insolvent, makes an arrangement or assignment for the benefit of creditors, or discontinues its business, or if a receiver or custodian is appointed for the Licensee or its business, or if a petition in bankruptcy is filed against the Licensee that is not dismissed within 90 days after the date of such filing; or


3.3  EFFECT OF TERMINATION. Upon termination of this Agreement by either party:

3.3.1 All rights granted to the Licensee under this Agreement will revert to the Licensor free and clear of any lien, security interest or other encumbrance, and the Licensee and its affiliates and subsidiaries will as soon as practicable cease the manufacture, utilization, distribution, sale, promotion, advertising and marketing of Licensed Products; provided, however, that for a period of one hundred twenty (120) days after the termination of this Agreement the Licensee and its affiliates and subsidiaries may complete any work in process.

3.3.2 All other amounts due under this Agreement, from either party to the other will be paid within one hundred fifty (150) days after the date this Agreement is terminated, at that time the Licensee will submit to the Licensor a final account statement.


4.   REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

4.1 The Licensor represents and warrants to the Licensee that: (1) it is the owner of the Licensed Products and has the power to grant the License to the Licensee; (2) it has not granted to any person, other than those hereinbefore disclosed, a license to manufacture, utilize, distribute or sell the Licensed Products in the Territory; and (3) to the best of its knowledge, the Licensed Products does not infringe any U.S. patent, copyright, trademark or other proprietary right of any third party.

4.2 The Licensor will indemnify and hold the Licensee harmless from and against any and all damages, liabilities, costs and expenses incurred by the Licensee in connection with any final judgment arising out of or resulting from any breach by the Licensor of its representations and warranties contained in Section 4.1 to the extent any such claim, proceeding or judgment relates to aspects of the Licensed Products as originated by the Licensor. The provisions of this section will survive the termination of this Agreement. Such indemnification will be in addition to any other remedies available to the Licensee.

4.3 The Licensee represents and warrants to the Licensor that this Agreement constitutes the legal, valid and binding obligation of the Licensee enforceable against the Licensee in accordance with its terms.

4.4 The Licensee will indemnify and hold the Licensor harmless from and against any and all damages, liabilities, costs and expenses incurred by the Licensor in connection with any final judgment

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arising  out of or  resulting  from:  (1)  the  breach  by the  Licensee  of its representations and warranties contained in Section 4.3; (2) the manufacture, utilization, distribution or sale of Licensed Products (except insofar as such claims relate to the Licensor's representations and warranties contained in
Section 4.1); (3) any unauthorized use by the Licensee or any affiliate, subsidiary or sublicensee of the Licensed Products; and (4) any defects (design or otherwise) or inherent dangers in the Licensed Products caused by the
Licensee's  negligence.   The  provisions  of  this  section  will  survive  the
termination of this Agreement. Such indemnification will be in addition to any other remedy available to the Licensor.


5.   PATENTS, COPYRIGHTS AND TRADEMARKS

5.1  ACQUISITION OF PATENT

5.1.1 The Licensor will keep the Licensee apprised of the status of all patent applications, if any, filed by the Licensor with the United States Patent and Trademark Office, and will promptly provide the Licensee with copies of any pending patent applications and patents issued. If the Licensor elects not to file and / or prosecute any such patent applications, the Licensee may do so at its sole cost and expense.

5.1.2 The Licensee in its sole discretion and at its sole cost and expense may apply for patents in Licensor's name covering the Property in any foreign country in the Territory. At the Licensee's request, the Licensor will assist the Licensee to the extent reasonably necessary in connection with any such patent applications.

5.1.3 Despite anything to the contrary contained in Sections 8.1 and 8.2, all patent applications filed and patents issued in connection with the Licensed Products will be solely in the name of the Licensor; provided, however, that, at the request of the Licensee, all such patents issued will be assigned to the Licensee for the term of this Agreement.

5.2 The Licensor will be designated by the Licensee as the owner of all patents, and all copyrights and trademarks originated by the Licensor, used in connection with the sale of Licensed Products. The Licensee will affix patent, copyright and trademark notices on all Licensed Products and all materials related thereto including, without limitation, all advertising, packaging, promotional display, printed and other materials indicating the Licensor's ownership of all such patents, copyrights and trademarks.

5.3 As exclusive Licensee in the Territory, the Licensee will assist the Licensor throughout the term of this Agreement, at the Licensor's sole cost and expense, in obtaining protection of any patent, and any copyright or trademark originated by the Licensor, used in connection with the sale of Licensed Products.

5.4 The Licensee will not utilize any trademark in connection with any advertising, packaging, promotional display, printed or other material used in connection with the sale of Licensed Products without first submitting the same, together with production samples to the Licensor for its approval,

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that will not be unreasonably  withheld.  The Licensor's approval will be deemed given if it does not notify the Licensee of its disapproval within tern (10) days after each such submission.


6.   GENERAL PROVISIONS

6.1 ACCESS TO BOOKS AND RECORDS. The Licensee will keep complete and accurate books and records with respect to the manufacture, distribution and sale of Licensed Products. The Licensor will have the right, through an independent accountant retained by the Licensor, to inspect the Licensee's books and records relating to the subject matter of this Agreement once per year during the term of this Agreement and for a period of two years thereafter on reasonable notice to the Licensee, during regular business hours at the place where such books and records are normally kept and to the extent reasonably necessary to determine the accuracy of any royalty payments to be made under this Agreement. The Licensee will be entitled to rely on the financial reports submitted to it by its sublicensees' and the Licensee will not be required to verify such reports by actual inspection of its sublicensees, books and records. However, the Licensee will require its sublicensees to keep complete and accurate books and records with respect to the manufacture, distribution and sale of the Licensed Products. The Licensee will make available to the Licensor the results of any audit it conducts of its sublicensees. Any and all information obtained by the Licensor in such inspections will be considered strictly confidential and will not be released or disclosed to any person, except in connection with any action to enforce the rights of the Licensor under this Agreement.


6.2  ASSIGNMENT; BINDING NATURE

6.2.1 This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. The Licensor may assign its rights and obligations under this Agreement to any third party upon written agreement from Licensee which will not be unreasonably withheld. The Licensee may assign its rights and obligations hereunder to an affiliate or a subsidiary only; provided, however, that the Licensee will continue to remain primarily liable to the Licensor for all such obligations.

6.2.2 For purposes of this Agreement the term: (1) "affiliate" will mean any person that directly or indirectly, controls, is under common control with, or is controlled by, the Licensee ("control" and any derivative will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person in question); and (2) "subsidiary" will mean any corporation of which at least 51% of the outstanding stock having by its terms the power to elect a majority of the board of directors of such corporation is at that time directly or indirectly owned by the Licensee.


6.3 WAIVER, AMENDMENT, MODIFICATION. No waiver, amendment or modification, including those by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under this Agreement or of any breach or series of breaches by the other party of any of

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the  terms or  conditions  of this  Agreement  will  constitute  a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions of that Agreement. Performance of any obligation required of a party under this Agreement may be waived only by a written waiver signed by a duly authorized officer of the other party, such waiver will be effective only with respect to the specific obligation described in that waiver.


6.4 EMPLOYMENT. Licensee acknowledges and understand that a great deal of the salability of the Licensed Products will depend upon the knowhow and experience of the President of Licensor, Michael Gross, who has acquired the knowhow and experience over an extended period of years working with Licensed Products.

Since this knowhow and experience of Michael Gross is not part of the Licensed Products or patent rights so licensed, Licensee agrees to hire Michael Gross as Chief Operations Officer and a Director of the Licensee. This agreement is contingent upon the execution of an Employment Agreement between the Licensee and Michael Gross in order to benefit from his knowledge and experience with the Licensed Products.


6.5 FORCE MAJEURE. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations, or attempts to cure any breach, are delayed or prevented by reason of circumstance beyond its reasonable control, including without limitation fire, natural disaster, earthquake, accident or other acts of God ("Force Majeure"), provided that the party seeking to delay its performance gives the other written notice of any such Force Majeure within fifteen (15) days after the discovery of the Force Majeure, and further provided that such party uses its good faith efforts to cure the Force Majeure. If there is a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure. This Article will not be applicable to any payment obligations of either party.


6.6  SETTLEMENT OF DISPUTES

6.6.1 Each party acknowledges and agrees that, if there is any breach of this Agreement, including, without limitation, unauthorized use or disclosure of confidential information or other information of the other party, the non-breaching party will suffer irreparable injury that cannot be compensated by money damages and therefore will not have an adequate remedy at law. Accordingly, if either party institutes an action or proceeding to enforce the provisions of this Agreement, such party will be entitled to obtain such injunctive relief, specific performance, or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. These will be in addition to and without prejudice to such other rights as such party may have in law or in equity.



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6.6.2 Should there be any  difference  of opinion  between the parties or if any dispute arises as to any of the matters provided for in this Agreement, the parties will first try to settle their dispute amicably through mutual consultation. In case the dispute cannot be mutually settled, the matter will next be submitted to mediation and if still unresolved after this, the parties will submit for arbitration to the United States Commercial Arbitration Association, whose award will be final upon both parties.


6.7 CUMULATIVE RIGHTS. Any specific right or remedy provided in this Agreement will not be exclusive but will be cumulative upon all other rights and remedies set forth in this section and allowed under applicable law.


6.8 GOVERNING LAW. This Agreement will be governed by the laws of theState of Florida. Any dispute will be heard in the appropriate federal or state courts located in Orange County, Florida.


6.9 ENTIRE AGREEMENT. The parties acknowledge that this Agreement expresses their entire understanding and agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior or contemporaneous agreements or contracts, whether written or oral, entered into between Terra Block, Inc. and Terra Block Consolidated, Inc. with respect to the matters expressly set forth in this Agreement.


6.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, any one of which will be deemed an original, but all of which will constitute one and the same instrument.


6.11 ATTORNEY FEES. If either party is required to retain the services of any attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party will be entitled to recover from the other party, in addition to any other relief awarded or granted, its reasonable costs and expenses (including attorney fees) incurred in the proceeding.


6.12 SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder will remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this

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Agreement  is  determined  to have failed of its  essential  purpose,  all other limitations of liability and exclusion of damages set forth in this section will remain in full force and effect.

6.13 NOTICES. All notices, demands or consents required or permitted under this Agreement will be in writing and will be sent by facsimile or by registered air mail to the addresses listed in the first paragraph or at such other address that the party designates.

     Captions and section headings used in this Agreement are for convenience only and are not a part of this Agreement and will not be used in construing it.

     The parties hereto have carefully read and reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.




LICENSOR:                                 LICENSEE:
Terra Block, Inc.                         Terra Block Consolidated, Inc.



/s/ Michael Gross                         /s/ Gregory A. Pitner
-------------------------------           -------------------------------
Michael Gross                             Gregory A. Pitner
President                                 President








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